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                                                                    EXHIBIT 10.4


                            MERCER INTERNATIONAL INC.

                       2002 EMPLOYEE INCENTIVE BONUS PLAN


         This 2002 Employee Incentive Bonus Plan (the "Plan") provides for the award of interests in the Company's incentive bonus pool to employees of Mercer International Inc. (the "Company").

1.       PURPOSE

         The purpose of this Plan is to attract and retain the services of people with training, experience and ability and to provide additional incentive to such persons by granting them the opportunity to participate in the profits of the Company.

2.       INCENTIVE BONUS POOL

         The Company hereby establishes an annual incentive bonus pool ("Bonus Pool") which shall equal 5% of the Company's Net Income (as defined herein) for each fiscal year this Plan is in effect. The Board of Trustees of the Company (the "Board") may increase or decrease the percentage of Net Income which is included in the Plan for each fiscal year on or before January 31 of the relevant year. As used herein, "Net Income" means net income as shown on the Company's annual financial statements before provision for income taxes, before extraordinary items, and, for any fiscal year, at the discretion of the Board, non-cash gains or losses.

3.       GRANT OF PERFORMANCE UNITS

3.1. The authority to award interests in the Bonus Pool ("Units") shall be vested solely in the Board. The Board may from time to time delegate its authority hereunder to a committee of two or more members of the Board appointed by the Board. The Board shall have the authority, in its sole discretion, to determine all matters relating to the Units, including the persons to be granted Units (if any), the number of Units and all other terms and conditions of the Units. The Board may also interpret the Plan; prescribe, amend and rescind rules and regulations relating to this Plan; amend the Plan from time to time (subject to the limitation set forth in Section 7); and make all other determinations necessary or advisable for the administration of the Plan. The interpretation and construction by the Board of any terms or provisions of this Plan or any Units issued hereunder, or any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties. Nothing in this Plan confers or is deemed to confer upon any person a right to any award of Units or any right to continue in the employ of the Company.

3.2. Units may be granted only to persons who, at the time the Units are granted, are employees, officers and trustees or directors who are employees of the Company or any of its subsidiaries as determined in the discretion of the Board. Units granted hereunder shall be in such amount annually without restriction as determined by the Board. Units may be granted at any time during the fiscal year with respect to that fiscal year. Units shall evidence an interest in


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the Bonus Pool only for the year in which they are granted and shall not entitle any participant to a grant of Units or any interest in the Bonus Pool in any subsequent year.

3.3. The amount payable to a participant in the Bonus Pool shall equal the percentage of the total number of Units granted by the Company during the applicable fiscal year which are held by a participant at the end of the fiscal year. Amounts payable under this Plan shall be paid within 30 days of the filing of the Company's Form 10-K for the relevant year.

4.       TERMINATION OF EMPLOYMENT

4.1. In the event that a participant in this Plan ceases to be an employee, officer or Trustee of the Company or any of its subsidiaries as a result of termination for cause during a fiscal year in which such person has been granted Units hereunder, the Units so granted shall be cancelled and the participant shall have no right to the Bonus Pool with respect thereto.

4.2. In the event that a participant in this Plan ceases to be an employee, officer or Trustee of the Company or any of its subsidiaries as a result of death or disability, the participant shall be entitled to payment under this Plan as if such participant had been an employee, officer or Trustee of the Company or any of its subsidiaries for the remainder of the applicable year. In the event a participant dies prior to payment of any amounts to which they would otherwise be entitled hereunder, such payments shall be made to the participant's estate.

4.3 In the event that a participant in this Plan ceases to be an employee, officer or Trustee of the Company or any of its subsidiaries, other than as provided in Sections 4.1 and 4.2, during a fiscal year in which such person has been granted Units hereunder, the number of Units which have been granted to such person shall be reduced, so that the new number of Units equals that percentage of the Units previously granted determined by the number of weeks such person was employed during the year divided by 52.

5.       PAYMENT IN STOCK OF THE COMPANY

         In the event that the Board determines for any fiscal year that payment of the Bonus Pool in cash would impair the Company's working capital, the Company may pay the Bonus Pool in shares of the Company's Common Stock. In the event that the Company decides to pay the Bonus Pool in shares of Common Stock, the shares shall be valued based on the closing price of the shares on the NASDAQ National Market System on March 31 (other the most recent trading day if there is no trading on NASDAQ/NMS on March 31) of the year following the year for which the Bonus Pool is payable. The maximum number of shares of Common Stock which may be issued under this Plan is One Hundred Thousand (100,000). Notwithstanding the Board's decision to pay the Bonus Pool in shares of Common Stock, any person who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended ("Reporting Persons"), shall not be paid in shares of Common Stock and shall be paid solely in cash.

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6.       CHANGE IN CONTROL

6.1. In the event of a Change in Control of the Company, the amount of the Bonus Pool for the year in which the Change in Control occurs shall be determined based on Net Income for the entire fiscal year of the Company regardless of the date of the Change in Control. For purposes hereof, "Change in Control" means any consolidation or merger of the Company in which the Company is not the surviving entity, any transaction in which a person (other than an affiliate of the Company) acquires all or substantially all of the assets of the Company, any person files a report on Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing that such person is the beneficial owner of 50% or more of the outstanding shares of Common Stock of the Company, or there shall occur a change in the composition of the Board in which Continuing Trustees cease for any reason to constitute a majority of the Board then in office. "Continuing Trustees" means individuals who at the date this Plan is adopted are members of the Board and any other Trustees of the Company whose election by the Board, or whose nomination for election by the shareholders of the Company, was approved by a vote of at least two-thirds of the Trustees then in office who either were Trustees at the date this Plan was adopted or whose election or nomination for election was previously so approved.

7.       AMENDMENT AND TERMINATION

7.1. The Board may at any time suspend, amend or terminate this Plan; PROVIDED, however, that the approval of the holders of a majority of the Company's outstanding Shares is necessary within twelve (12) months before or after the adoption by the Board of any amendment which will:

         (a) increase the number of Shares which are to be reserved for issuance under this Plan;

         (b) permit the granting of Shares to a class of persons other than those presently permitted to receive Shares under this Plan; or

         (c)   require shareholder approval under applicable law, including
               Section 16(b) of the Exchange Act.

7.2. This Plan shall continue in effect until the earlier of: (a) December 31, 2007; or (b) the termination of this Plan by action of the Board. No Units may be granted for any year commencing after such termination or during any suspension of this Plan.